UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10065	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
As previously reported on a Form 8-K filed on December 27, 2007, Advance Nanotech, Inc. (the “Company”) entered into an Exchange Agreement, dated December 19, 2007 (the “Exchange Agreement”), with its majority owned subsidiary Owlstone Nanotech, Inc. (“Owlstone”) and certain stockholders of Owlstone to increase the Company’s ownership interest in Owlstone by issuing newly issued shares of the Company’s common stock in exchange for Owlstone common shares. On May 28, the Company and the other parties to the Exchange Agreement entered into that certain Exchange Agreement Amendment No. 1 (the “Amendment). In the Amendment, it was agreed that certain covenants of the Company in the Exchange Agreement are changed or deleted and (i) the minimum initial exercise price of stock options to replace Owlstone employee options would be decreased from $0.30 to $0.25, (ii) the number of Company warrants to be issued to Owlstone holders are increased by 4,000,000, and (iii) Mr. Bret Bader will become the new Chief Executive Officer of the Company effective upon consummation of the Exchange Agreement.

The foregoing description of the Amendment is qualified in its entirety by the terms and provisions of the Amendment that was executed, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on a Form 8-K filed on May 2, 2008, the Board of Directors of the Company terminated the employment of Magnus R. E. Gittins as the President and Executive Chairman of the Company pursuant to the terms of his Amended and Restated Employment Agreement with the Company dated August 13, 2007 (the “Employment Agreement”). On May 22, 2008, an agent of the Company, acting pursuant to authority granted by the Board of Directors of the Company in accordance with terms of the Employment Agreement, tendered the resignation of Mr. Gittins as a director and officer of the Company and each of the Company’s subsidiaries, effective May 19, 2008. Mr. Gittins, who served on the Executive Committee of the Board of Directors at the time of his resignation, was removed as a director and officer for cause under the terms of his Employment Agreement as a result of an altercation involving him and another executive officer of the Company.

Item 8.01.	Other Events.

On May 22, 2008, the Company issued a press release announcing that Owlstone had been selected as one of four finalists for the 2008 Royal Academy of Engineering MacRobert Award, the UK’s premier award for innovation in engineering. The press release is attached as Exhibit 99.1 hereto and is incorporated herein in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Name: Thomas P. Finn Title: Chief Financial Officer & Secretary

Dated: May 28, 2008

EXHIBIT INDEX
Exhibit No.	Description
10.1	Exchange Agreement Amendment No. 1, dated May 28, 2008, between the Company and the stockholders party thereto
99.1	Press Release, dated May 22, 2008